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                                                          Exhibit 10(iii)A(1)(d)


                                   APPENDIX G


E.1      Eligible Individual        Joseph G. Parham, Jr.

E.2 Effective Date Pursuant to the Eligible Individual's employment agreement letter, dated May 3, 2000 ("Employment Letter") and Section 2.1(b) of the Plan, for purposes of the Plan the Eligible Individual's date of participation shall be May 15, 2000.

E.3 Special Provisions The following special provision shall apply to the Eligible Individual's participation in the Plan.

         (a) The Eligible Individual will qualify as a Vested Terminee if he completes 5 years of employment with NSI from May 15, 2000 to his Termination Date.

         (b) The Eligible Individual will be eligible for Early Retirement under Sections 1.1(a)(2) and 3.3 upon attainment of age 60 while actively employed by NSI (at which time he will have more than 9 years of service), provided that his Early Retirement Accrued Pension shall be calculated based upon his Credited Service and Eligible Service at his date of Early Retirement.

         (C) In the event prior to the Eligible Individual's completion of 5 years of employment with NSI, James S. Balloun retires or terminates employment as Chairman, President and Chief Executive Officer of NSI, and thereafter the Eligible Individual's employment is terminated for any reason other than voluntary termination, termination upon death or Disability (as defined in the Employment Letter) or termination by NSI for Cause (as defined in the Employment Letter), the Eligible Individual will be eligible to receive Early Retirement Benefits commencing at the time of termination, calculated by treating the Eligible Individual as if he were age 55 at the date of termination and had completed 5 years of Credited Service as of such date. Except as expressly provided herein, the Eligible Individual's Early Retirement Pension shall be calculated and payable in accordance with the usual provisions of the Plan.

Except as otherwise specifically provided in this Appendix G, the Eligible Individual's benefits under the Plan shall be determined in the same manner as for other participants.